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TREX Medical Corporation                              36 Apple Ridge Road
                                                      Danbury, Connecticut 06810
                                                      Phone: (203) 790-1188
                              May 6, 1996             Fax: (203) 792-8220

Trex Medical Corporation
36 Apple Ridge Road
Danbury, Connecticut  06810

Re: Registration Statement on Form S-1 (Registration No. 333-2924) Relating to 1,250,000 Shares of the Common Stock, $.01 par value, of Trex Medical Corporation and Subscription Rights to Purchase Such Shares
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      I am General Counsel to Trex Medical Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 (Registration No. 333-2924) (the "Registration Statement"), of (i) 1,250,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") and (ii) the non-transferable subscription rights to purchase the Shares (the "Rights").

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares and the Rights. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance of the Rights and the issuance and sale of the Shares have been duly authorized by the Company.

      3. The Shares and the Rights, when issued as contemplated in the Registration Statement will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                               Very truly yours,

                                               [/s/ Signature Appears Here]

                                               Seth H. Hoogasian
                                               General Counsel



       A subsidiary of ThermoTrex Corporation, a Thermo Electron company